Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V89353-P45617-P45886 CONSTELLIUM SE WASHINGTON PLAZA 40-44, RUE WASHINGTON 75008 PARIS, FRANCE CONSTELLIUM SE 2026 Annual General Meeting Vote by May 20, 2026 11:59 PM EDT Attend the Meeting in Person* May 21, 2026 4:00 PM CET (10:00 AM EDT) Washington Plaza 40-44, Rue Washington, 75008 Paris, France You invested in CONSTELLIUM SE and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 21, 2026. Get informed before you vote View the Notice of the Annual General Meeting, Proxy Statement (which includes proposed resolutions and explanatory statements) and Annual Report on Form 10-K OR you can receive a free paper or email copy of the material(s) by requesting prior to May 7, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. SHAREHOLDER MEETING REGISTRATION To attend the meeting in person, have your proxy card in hand and go to the “Attend a Meeting” tab on www.proxyvote.com. *Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V89354-P45617-P45886 Voting Items Board Recommends 1. Ratification of the interim appointment of Ms. Ingrid Joerg as a director For 2. Appointment of Ms. Ingrid Joerg as a director for a term of three years For 3. Re-appointment of Mr. John Ormerod as a director for a term of three years For 4. Approval, on an advisory (non-binding) basis, of the 2025 compensation of the Company’s named executive officers For 5. Advisory (non-binding) vote to hold an advisory (non-binding vote) on the compensation of the Company’s named executive officers every year For 6. Advisory (non-binding) vote to hold an advisory (non-binding vote) on the compensation of the Company’s named executive officers every two years Against 7. Advisory (non-binding) vote to hold an advisory (non-binding vote) on the compensation of the Company’s named executive officers every three years Against 8. Approval of the statutory financial statements and transactions for the fiscal year ended December 31, 2025 For 9. Approval of the consolidated financial statements and transactions for the fiscal year ended December 31, 2025 For 10. Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended December 31, 2025 For 11. Allocation of the results of the Company for the fiscal year ended December 31, 2025 For 12. Approval of the aggregate maximum amount of the directors’ annual fixed fees For 13. Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code For 14. Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code For 15. Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code For 16. Powers to carry out formalities For